                             ITEM 24(b)(5) EXHIBITS
                          VARIABLE ANNUITY APPLICATION

         INDIVIDUAL FLEXIBLE PURCHASE PAYMENT DEFERRED VARIABLE ANNUITY
                                   APPLICATION

                    $10,000 MINIMUM INITIAL PURCHASE PAYMENT

                        ---------------------------------
                        NATIONWIDE LIFE INSURANCE COMPANY
                        P.O. BOX 182610
                        COLUMBUS, OH  43218-2610
                        ---------------------------------

================================================================================
CONTRACT TYPE  THIS CONTRACT IS ESTABLISHED AS A:   (AN OPTION MUST BE SELECTED)

[ ] NON-QUALIFIED
[ ] IRA
[ ] Roth IRA
[ ] SEP IRA FORM 5305 REQUIRED
[ ] SIMPLE IRA ADDITIONAL FORMS REQUIRED
[ ] 401(a) (Investment Only) DISCLOSURE FORM REQUIRED
[ ] 403(b) TSA (Non-ERISA only) DISCLOSURE FORM REQUIRED
[ ] ORP 403(b) DISCLOSURE FORM  REQUIRED
[ ] CRT* (Charitable Remainder Trust) DISCLOSURE FORM REQUIRED
    (*NOT AVAILABLE IN NJ)

================================================================================
CONTRACT OWNER      [ ] JOINT OWNER (SPOUSE ONLY EXCEPT IN HI, NJ, OR, PA OR VT)

Last Name or Plan Name                    Last Name
/ / / / / / / / / / / / / / / / / / / /   / / / / / / / / / / / / / / / / / / /

First Name or Plan Name (CONTINUED)  MI   First Name                          MI
/ / / / / / / / / / / / / / / / /   / /   / / / / / / / / / / / / / / / / /  / /

Address _______________________________   Address ______________________________

        _______________________________           ______________________________

Sex [ ] M [ ] F     Birthdate  /  /       Sex [ ] M [ ] F    Birthdate  /  /
                             MM DD YYYY                               MM DD YYYY

       Maximum issue age through age 80         Maximum issue age through age 80

Soc. Sec. No. or Tax ID________________
Employer_______________________________   Soc. Sec. No. or Tax ID_______________


================================================================================
ANNUITANT

Last Name                                 First Name                          MI
/ / / / / / / / / / / / / / / / / / / /   / / / / / / / / / / / / / / / / /  / /


Address________________________________   Sex [ ] M  [ ] F

       ________________________________   Birthdate  /  /
                                                   MM DD YYYY
                                                Maximum issue age through age 85


Soc. Sec. No. or Tax ID________________

================================================================================
BENEFICIARY        WHOLE PERCENTAGES ONLY, MUST TOTAL 100%

                                                                        Relationship                   Birthdate
Primary   Contingent   Print Full Name (Last, First, MI)   Allocation   to Annuitant   Soc. Sec. No.   MM/DD/YYYY
  [ ]                  _________________________________   _________%   ____________   _____________     /  /
  [ ]        [ ]       _________________________________   _________%   ____________   _____________     /  /
  [ ]        [ ]       _________________________________   _________%   ____________   _____________     /  /

APO-5189     PRODUCT OF NATIONWIDE LIFE INSURANCE CO.    FEDAQ/N    (AO)(3/2002)

================================================================================
DEATH BENEFIT OPTIONS:

ONLY ONE DEATH BENEFIT MAY BE SELECTED. IF NO OPTION IS SELECTED, THE DEATH BENEFIT WILL BE THE STANDARD DEATH BENEFIT AS DESCRIBED IN THE CONTRACT.

[ ]  STANDARD DEATH BENEFIT (1 YR CONTRACT ANNIVERSARY)
     THERE IS NO ADDITIONAL COST FOR THIS BENEFIT.

[ ]  GREATER OF 1 YEAR OR 5% ENHANCED DEATH BENEFIT RIDER*
     (THIS OPTION IS NOT AVAILABLE IN ND OR WA.)
================================================================================

OTHER RIDER OPTIONS (FOR ALL PLAN TYPES UNLESS NOTED):

[ ]  BENEFICIARY PROTECTOR RIDER* ONLY AVAILABLE TO CONTRACT
     OWNERS AGE 70 OR YOUNGER AT THE DATE OF ISSUE.
     (THIS OPTION IS NOT AVAILABLE IN ND OR WA.)

================================================================================
* SELECTION OF ANY OF THE ABOVE RIDERS WILL RESULT IN AN INCREASE IN YOUR VARIABLE ACCOUNT CHARGE. PLEASE SEE THE PROSPECTUS.
================================================================================
PURCHASE PAYMENT

[ ] ROLLOVER   [ ] PAYMENT ENCLOSED   [ ] TRANSFER/1035 (requires transfer form)
[ ] OTHER      APPLY FOR TAX YEAR ___________________

First Purchase Payment submitted: $________________. A copy of this application properly signed by the registered representative will constitute receipt for such amount. If this application is declined by the Company, there will be no liability on the part of the Company, and any payments submitted with this application will be refunded.

================================================================================
PURCHASE PAYMENT ALLOCATION            WHOLE PERCENTAGES ONLY, MUST TOTAL 100%
                                       A CONTRACT CANNOT BE ISSUED UNLESS THIS
                                       SECTION IS COMPLETE.

THE UNDERLYING INVESTMENT OPTIONS LISTED ON THIS APPLICATION ARE ONLY AVAILABLE IN VARIABLE ANNUITY INSURANCE PRODUCTS ISSUED BY LIFE INSURANCE COMPANIES OR, IN SOME CASES, THROUGH PARTICIPATION IN CERTAIN QUALIFIED PENSION OR RETIREMENT PLANS. THEY ARE NOT OFFERED TO THE GENERAL PUBLIC DIRECTLY.


FEDERATED INSURANCE SERIES

_________%  Federated American Leaders Fund II
_________%  Federated Equity Income Fund II
_________%  Federated Fund for U.S. Government Securities II
_________%  Federated Growth Strategies Fund II
_________%  Federated High Income Bond Fund II - Primary Shares
_________%  Federated International Equity Fund II
_________%  Federated International Small Company Fund II
_________%  Federated Large Cap Growth Fund II
_________%  Federated Prime Money Fund II
_________%  Federated Quality Bond Fund II
_________%  Federated Small Cap Strategies Fund II
_________%  Federated Total Return Bond Fund II
_________%  Federated Utility Fund II



MVA/GUAR. TERM OPTION (GTO)
(NOT AVAILABLE IN MD, PA OR WA)

_________% 3 Year

_________% 5 Year       $1,000 minimum
                           for each
_________% 7 Year       MVA/GTO option.

_________% 10 Year


NATIONWIDE LIFE INS. CO.


_________% Fixed Account

APO-5189

================================================================================
REMARKS




================================================================================

                          NOTICE TO AZ RESIDENTS ONLY:
                          ----------------------------

UPON WRITTEN REQUEST, THE COMPANY AGREES TO PROVIDE, WITHIN A REASONABLE TIME, REASONABLE FACTUAL INFORMATION REGARDING THE BENEFITS AND PROVISIONS OF THE ANNUITY CONTRACT TO THE CONTRACT OWNER. IF FOR ANY REASON THE CONTRACT OWNER IS NOT SATISFIED WITH THE CONTRACT, THE CONTRACT MAY BE RETURNED WITHIN TEN DAYS AFTER IT IS DELIVERED AND THE CONTRACT VALUE WILL BE REFUNDED IN FULL AS OF DATE OF CANCELLATION. FOR IRAS, IF THE CONTRACT OWNER RETURNS THE CONTRACT WITHIN THE TEN-DAY PERIOD, THE COMPANY WILL RETURN THE PURCHASE PAYMENT.

             NOTICE TO FL, MN, ND, SC, SD, TX AND VT RESIDENTS ONLY:
             -------------------------------------------------------

ANNUITY PAYMENTS, DEATH BENEFITS, SURRENDER VALUES, AND OTHER CONTRACT VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, OR WHEN SUBJECT TO A MARKET VALUE ADJUSTMENT ARE VARIABLE, MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE FLUCTUATIONS IN THE NET INVESTMENT FACTOR OR APPLICATION OF A MARKET VALUE ADJUSTMENT, AS APPLICABLE, AND ARE NOT GUARANTEED AS TO FIXED-DOLLAR AMOUNT, UNLESS OTHERWISE SPECIFIED. A MARKET VALUE ADJUSTMENT MAY BE ASSESSED ON ANY GUARANTEED TERM OPTIONS THAT HAVE NOT MATURED JUST PRIOR TO ANNUITIZATION AND WOULD BE IN ADDITION TO THE SCHEDULED SURRENDER PENALTY CHARGE.

ADDITIONALLY, ANY BENEFITS, VALUES OR PAYMENTS BASED ON PERFORMANCE OF THE UNDERLYING INVESTMENT OPTIONS MAY VARY AND ARE NOT GUARANTEED BY NATIONWIDE LIFE INSURANCE COMPANY, ANY OTHER INSURANCE COMPANY, BY THE U.S. GOVERNMENT, OR ANY STATE GOVERNMENT. THEY ARE NOT FEDERALLY INSURED BY THE FDIC, THE FEDERAL RESERVE BOARD OR ANY AGENCY FEDERAL OR STATE.

           NOTICE TO AR, CO, KY, LA, ME, NM, OH AND TN RESIDENTS ONLY:
           -----------------------------------------------------------

ANY PERSON WHO, KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD OR DECEIVE ANY INSURANCE COMPANY OR OTHER PERSON, FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO COMMITS A FRAUDULENT INSURANCE ACT, WHICH MAY BE A CRIME AND MAY SUBJECT SUCH PERSON TO CRIMINAL AND CIVIL PENALTIES, FINES, IMPRISONMENT, OR A DENIAL OF INSURANCE BENEFITS.

                          NOTICE TO DC RESIDENTS ONLY:
                          ----------------------------

WARNING: IT IS A CRIME TO PROVIDE FALSE OR MISLEADING INFORMATION TO AN INSURER FOR THE PURPOSE OF DEFRAUDING THE INSURER OR ANY OTHER PERSON. PENALTIES INCLUDE IMPRISONMENT AND/OR FINES. IN ADDITION, AN INSURER MAY DENY INSURANCE BENEFITS IF FALSE INFORMATION MATERIALLY RELATED TO A CLAIM WAS PROVIDED BY THE APPLICANT.

                          NOTICE TO FL RESIDENTS ONLY:
                          ----------------------------

ANY PERSON WHO KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD, OR DECEIVE ANY COMPANY FILES A STATEMENT OF CLAIM OR AN APPLICATION CONTAINING ANY FALSE, INCOMPLETE, OR MISLEADING INFORMATION IS GUILTY OF A FELONY OF THE THIRD DEGREE.

                          NOTICE TO NJ RESIDENTS ONLY:
                          ----------------------------

ANY PERSON WHO INCLUDES ANY FALSE OR MISLEADING INFORMATION ON AN APPLICATION FOR AN INSURANCE POLICY IS SUBJECT TO CRIMINAL AND CIVIL PENALTIES.

                          NOTICE TO WA RESIDENTS ONLY:
                          ----------------------------

ANY PERSON WHO KNOWINGLY PRESENTS A FALSE OR FRAUDULENT CLAIM FOR PAYMENT OF A LOSS OR KNOWINGLY MAKES A FALSE STATEMENT IN AN APPLICATION FOR INSURANCE MAY BE GUILTY OF A CRIMINAL OFFENSE UNDER STATE LAW.

                       NOTICE TO OK AND PA RESIDENTS ONLY:
                       -----------------------------------

ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME AND SUBJECTS SUCH PERSON TO CRIMINAL AND CIVIL PENALTIES.

================================================================================
CONTRACT OWNER SIGNATURES

[ ] Yes [ ] No    Will the applied for Contract replace any existing annuities or insurance?

[ ] Please send me a copy of the statement of additional information to the prospectus.

[ ] I consent to having the Company send my prospectus(es), confirmation statements, quarterly statements, annual statements, and other product information to my e-mail address shown below.

CONTRACT OWNER'S E-MAIL ADDRESS_________________________________________________

To the best of my knowledge and belief, I hereby represent my answers to the above questions to be accurate and complete. I acknowledge that I have received and understand the current prospectus for this variable annuity Contract. I ALSO UNDERSTAND THAT A MULTIPLE MATURITY ACCOUNT (ASSOCIATED WITH GUARANTEED TERM OPTION(S)) WHICH HAS NOT MATURED MAY BE SUBJECT TO AN AUTOMATIC MARKET VALUE ADJUSTMENT JUST PRIOR TO ANNUITIZATION.

THE CONTRACT PAYMENTS OR VALUES UNDER THE VARIABLE ANNUITY PROVISIONS OF THE CONTRACT ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

STATE IN WHICH APPLICATION WAS SIGNED_____________________  DATE________________
                                            State

CONTRACT OWNER _________________________________________________________________
                                          Signature

JOINT OWNER ____________________________________________________________________
                                          Signature

================================================================================
REGISTERED REPRESENTATIVE INFORMATION

[ ] Yes [ ] No    Do you have any reason to believe the Contract applied for is to replace existing annuities or insurance?

REGISTERED REPRESENTATIVE SIGNATURE_____________________________________________
                                                     Signature

FLORIDA LICENSE IDENTIFICATION NO. (FLORIDA AGENTS ONLY):_______________________

REGISTERED REPRESENTATIVE'S NAME________________________________________________
                                                  Please Print

REGISTERED REPRESENTATIVE'S SSN#________________________________________________

FIRM NAME________________________________________  PHONE (___)__________________

ADDRESS_________________________________________________________________________

       _________________________________________________________________________


================================================================================